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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated March 31, 2016, with respect to the combined financial statements of The Carve-Out Agency Business of Arbor Commercial Mortgage, LLC and Subsidiaries as of December 31, 2015 and 2014 and for the each of the three years in the period ended December 31, 2015 which is included in the Current Report on Form 8-K of Arbor Realty Trust, Inc., filed with the Securities and Exchange Commission on July 15, 2016. We consent to the incorporation by reference of said report in the Registration Statements of Arbor Realty Trust, Inc. on Form S-8 (File No. 333-196144).

/s/ Grant Thornton LLP

New York, New York

July 15, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS